As filed with the Securities and Exchange Commission on December 23, 2002.

                                     Registration No. 333-____________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                        ---------------------------------


                              HIBERNIA CORPORATION
             (Exact name of registrant as specified in its charter)



           LOUISIANA                              72-0724532
 (State or other jurisdiction of              (I.R.S. Employer
 incorporation or organization)               Identification No.)



313 Carondelet Street, New Orleans, Louisiana          70130
(Address of Principal Executive Offices)             (Zip Code)


                        ---------------------------------


                  Hibernia Corporation Long-Term Incentive Plan
                            (Full Title of the Plan)


                        --------------------------------



Cathy E. Chessin
Sr. Vice President
Hibernia Corporation
225 Baronne Street, 11th Floor, New Orleans, Louisiana                 70112
(Name and Address of Agent for Service)                             (Zip Code)

(504) 533-3299
(Telephone Number, Including Area Code, of Agent for Service)

                        ---------------------------------






                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------

TITLE OF       AMOUNT TO BE      PROPOSED      PROPOSED          AMOUNT OF
SECURITIES     REGISTERED (1)    MAXIMUM       MAXIMUM           REGISTRATION
TO BE                            OFFERING      AGGREGATE         FEE
REGISTERED                       PRICE PER     OFFERING
                                 SHARE (2)     PRICE (2)
-----------------------------------------------------------------------------


Class A
Common Stock,
no par            4,746,958
value             shares      $19.07           $90,524,489.06      $8,328.25

-----------------------------------------------------------------------------


1. This Registration Statement shall also cover any additional shares of Class A Common Stock that become issuable under the Long-Term Incentive Plan by reason of any stock dividend or stock split or as the result of other anti-dilution provisions in the Plan, pursuant to Rule 416 of the Securities Act.

2. Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933 (the "Securities Act"), based upon the average of the high and low sales prices of a share of the Company's Class A Common Stock reported on the New York Stock Exchange reporting system on December 18, 2002.



Incorporation of Previous Registration Statement


         Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 2,386,004 shares of the no par value Class A Common Stock (the "Common Stock") of Hibernia Corporation (the "Company") available for issuance under the Long-Term Incentive Plan (the "Plan") effective as of January 1, 2002 and an additional 2,360,954 shares available for issuance under the Plan effective as of November 19, 2002. Pursuant to Instruction E, the contents of the Registrant's Form S-8 Registration Statement No. 33-59743 are hereby incorporated by reference.


PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Company (file no. 1-10294) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated herein by reference:

         (a) Annual Report on Form 1O-K for the fiscal year ended December 31, 2001.

         (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2002.

         (c) The description of the Common Stock contained in the Company's Current Report on Form 8-K filed with the Commission on December 4, 1998.

         All documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel

         A legal opinion to the effect that the issuance of the shares of Common Stock offered pursuant to the Plan has been duly authorized by the Company and that the shares, when issued in accordance with their terms, will be fully paid and nonassessable, has been rendered by Cathy E. Chessin, Senior Vice President, Corporate Counsel and Secretary of the Company. Ms. Chessin participates in the Plan as an employee of the Company, subject to the same terms and conditions as other participants.


Item 6.  Indemnification of Directors and Officers

         The Louisiana Business Corporation Law ("LBCL") contains several provisions that directly affect the liability of officers and directors of Louisiana corporations to the corporations and shareholders whom they serve.
Section 83 permits Louisiana corporations to indemnify officers and directors, as well as certain other individuals who act on behalf of such corporations. Sections 91 and 92 set forth the liability of officers and directors of Louisiana corporations.

         Section 91 of the LBCL provides that officers and directors of Louisiana corporations are fiduciaries with respect to the corporation and its shareholders and requires that they discharge the duties of their positions as such in good faith and with the diligence, care, judgment and skill which ordinary prudent men would exercise under similar circumstances in like positions; however, Section 91 specifically provides that a director or officer shall not be held personally liable to the corporation or its shareholders for monetary damages unless the director or officer acted in a grossly negligent manner or engaged in conduct demonstrating a greater disregard of the duty of care than gross negligence. Gross negligence is defined as a reckless disregard of or carelessness amounting to indifference to the best interests of the corporation or the shareholders. Section 91 also provides that a director or officer who makes a business decision in good faith satisfies the required duty of care if he or she does not have a conflict of interest with respect to the matter, is informed about the matter to the extent he or she reasonably believes to be appropriate under the circumstances and rationally believes his or her judgment is in the best interests of the corporation and its shareholders.
Section 91 also specifically provides that it is not intended to derogate from any indemnification permitted under Section 83 (which is discussed below).

         Section 92 of the LBCL limits the liability of officers and directors with respect to certain matters, as well as imposes personal liability for certain actions, such as the knowing issuance of shares in violation of the LBCL. Paragraph E of Section 92 permits a director, in the performance of his duties, to be fully protected from liability in relying in good faith on the records of the corporation and upon such information, opinions, reports or statements presented to the corporation, the board of directors, or any committee of the board by any of the corporation's officers or employees, or by any committee of the board of directors, or by any counsel, appraiser, engineer or independent or certified public accountant selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such a selection or by any other person as to matters the directors reasonably believe are within such other person's professional or expert competence and which person is selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such selection.

         Section 83 of the LBCL permits a Louisiana corporation to indemnify any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in one of those capacities for another business. Such persons may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any such action as long as the indemnified party acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to criminal actions or proceedings, the indemnified person must not only have acted in good faith and in a manner believed to be in or not opposed to the best interest of the corporation, he or she must also not have had any reasonable cause to believe that his or her conduct was unlawful.

         The LBCL treats suits by or in the right of the corporation, or derivative suits, differently from other legal actions. In such suits, indemnification is limited to expenses (including attorneys' fees and amounts paid in settlement) not exceeding (in the judgment of the board of directors) the estimated expense of litigating the action to conclusion actually and reasonably incurred in connection with the defense or settlement of the action. Further, no indemnification is permitted in a derivative action for any expenses if the individual seeking indemnification is adjudged by a court of competent jurisdiction to be liable for willful or intentional misconduct in the performance of his or her duty to the corporation unless specifically ordered by the court.

         Indemnification of officers and directors may only be made by the corporation (unless ordered by the court) if the corporation has specifically authorized indemnification after determining that the applicable standard of conduct has been met. This determination may be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable and a quorum of disinterested directors so directs, by independent legal counsel, or (iii) by the shareholders.

         Indemnification of officers and directors against reasonable expenses is mandatory under Section 83 of the LBCL to the extent the officer or director is successful on the merits or otherwise in the defense of any action or suit against him giving rise to a claim of indemnification. Louisiana corporations are permitted to advance the costs of defense to officers and directors with respect to claims for which they may be indemnified under Section 83 of the LBCL. In order to advance such costs, however, such procedure must be approved by the board of directors. In addition, a corporation may only advance defense costs if it has received an undertaking by or on behalf of the officer or director to repay the amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified as otherwise authorized by Section 83.

         Louisiana corporations are also specifically permitted to procure insurance on behalf of officers and directors and former officers and directors for actions taken in their capacities as such. Insurance coverage may be broader than the limits of indemnification under Section 83. Also, the indemnification provided for in Section 83 is not exclusive of any other rights to indemnification, whether arising from contracts or otherwise.

         The Company has adopted an indemnification provision to its articles of incorporation that provides for indemnification of officers and directors under the circumstances permitted by Louisiana law. The Company's indemnification provision requires indemnification, except as prohibited by law, of officers and directors of the Company or any of its wholly-owned subsidiaries against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (including any action by or in the right of the Company) by reason of the fact that the person served as an officer or director of the Company or one of its subsidiaries. Officers and directors may only be indemnified against expenses in cases brought by the officer or director against the Company if the action is a claim for indemnification, the officer or director prevails in the action, or indemnification is included in any settlement or is awarded by the court. The indemnification provision further requires the Company to advance defense costs to officers and directors in such suits and proceedings upon receipt of an undertaking to repay such expenses unless it is ultimately determined that the officer or director is entitled to indemnification as authorized by the Article.

         The Company's Articles of Incorporation further provide that no director or officer of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as an officer or director. This provision is limited to those circumstances in which such a limitation of liability is permitted under applicable law and would not be operative in any circumstances in which the law prohibits such a limitation.

         The Company has entered into indemnification agreements with its directors which require indemnification against expenses (including fees and expenses of counsel) and liabilities (including judgments, fines, excise taxes, penalties and amounts paid in settlement) incurred by a director in connection with any actual or threatened claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or other and whether brought by or in the right of the Company or otherwise, in which the director may be involved as a party, potential party, witness or otherwise by reason of the fact that he or she was a director of the Company or served at the request of the Company as a director, officer, employee or other representative of another entity. Directors may only be indemnified for expenses in cases brought by a director against the Company if the action is a claim for indemnification, the director prevails in the action in whole or in part or indemnification is included in any settlement or is awarded by a court. The agreement also provides for advancement of expenses and includes an agreement by the director to repay such expenses if, among other things, it is finally adjudicated that the director is not entitled to them under the agreement. Under the agreement, the Company is not liable to make payments if, among other things, there is a final adjudication that the payment is prohibited by law. The agreement provides certain time periods within which payments must be made by the Company following demand.

         Further, the Company maintains insurance covering the liability of its directors and officers for actions taken in their official capacity.


Item 8.  Exhibits.

EXHIBIT  DESCRIPTION

5                 Opinion of Corporate Counsel

23(a)             Consent of Corporate Counsel (included in Exhibit 5)

23(b)             Consent of Ernst & Young LLP

24                Powers of Attorney


Item 9.  Undertakings.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 1(a) and 1(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                                 THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on December 20, 2002.

                                   HIBERNIA CORPORATION


                                   By:    /s/Cathy E. Chessin
                                          Cathy E. Chessin
                                          Senior Vice President,
                                          Corporate Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.




Signatures                             Title                         Date

         *
__________________________       Chairman of the Board          Dec. 20, 2002
Robert H. Boh


/s/ J. Herbert Boydstun          President and Chief            Dec. 20, 2002
_________________________        Executive Officer
J. Herbert Boydstun              and Director


/s/ Marsha M. Gassan             Chief Financial Officer        Dec. 20, 2002
__________________________
Marsha M. Gassan


/s/ Ron E. Samford, Jr.          Chief Accounting Officer       Dec. 20, 2002
__________________________
Ron E. Samford, Jr.
         *
__________________________       Director                       Dec. 20, 2002
E. R. "Bo" Campbell

         *
__________________________       Director                       Dec. 20, 2002
Paul Candies

         *
__________________________       Director                       Dec. 20, 2002
Richard W. Freeman, Jr.

         *
__________________________       Director                       Dec. 20, 2002
Dick H. Hearin

         *
__________________________       Director                       Dec. 20, 2002
Robert T. Holleman

         *
__________________________       Director                       Dec. 20, 2002
Randall E. Howard

         *
__________________________       Director                       Dec. 20, 2002
Elton R. King

         *
___________________________      Director                       Dec. 20, 2002
Sidney W. Lassen

         *
___________________________      Director                       Dec. 20, 2002
Janee "Gee" Mercadel-Tucker

         *
___________________________      Director                       Dec. 20, 2002
Donald J. Nalty

         *
___________________________      Director                       Dec. 20, 2002
Ray B. Nesbitt

         *
___________________________      Director                       Dec. 20, 2002
William C. O'Malley

         *
___________________________      Director                       Dec. 20, 2002
Dr. James R. Peltier

         *
___________________________      Director                       Dec. 20, 2002
Robert T. Ratcliff



*By:     /s/ Cathy E. Chessin
         Cathy E. Chessin
         Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit                                                     Sequential Page
                                                                Number


 5                Opinion of Corporate Counsel                   11

23(a)             Consent of Corporate Counsel                   11
                  (included in Exhibit 5)

23(b)             Consent of Ernst & Young LLP                   13

24                Powers of Attorney                             14

                                    EXHIBIT 5

                          OPINION OF CORPORATE COUNSEL


                                                     December 20, 2002




Hibernia Corporation
313 Carondelet Street
New Orleans, Louisiana 70130

Re: S-8 Registration Statement For Registration of Additional Shares Under Hibernia Corporation's Long-Term Incentive Plan


Ladies and Gentlemen:

         I am a Senior Vice President, Corporate Counsel and Secretary of Hibernia Corporation, a Louisiana corporation (the "Company"), and am delivering this opinion in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to the registration by the Company of 4,746,958 shares of Class A Common Stock (the "Shares") to be offered and sold pursuant to the terms of the Company's Long-Term Incentive Plan (the "Plan").


         In furnishing this opinion, I have examined such documents and have made such investigation of matters of fact and law as I have deemed necessary or appropriate to provide a basis for the opinion set forth herein. In such examination and investigation, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals and the conformity to original documents of all documents submitted as certified or photostatic copies.


         In rendering this opinion, I do not express any opinion concerning any law other than the law of the State of Louisiana and the federal law of the United States, and I do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed below.


         Based upon and limited by the foregoing and the further qualifications stated below, and based upon legal considerations that I deem relevant and upon laws or regulations in effect as of the date hereof, I am of the opinion that the Shares have been duly authorized and either are, or, upon issuance thereof pursuant to the terms of the offering thereof and the Plan, and upon payment of the consideration therefor, will be, validly issued, fully paid and nonassessable.


            No opinion is expressed herein as to the effect of any future acts of the Company or any changes in existing law. The opinion expressed herein is rendered as of the date hereof with no undertaking to advise of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of this opinion. This letter expresses my legal opinion as to the foregoing matters based on my professional judgment at this time. It is not, however, to be construed as a guaranty, or a warranty that a court considering such matters would not rule in a manner contrary to the opinion set forth above.

         I hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement covering the Shares and to the reference to this opinion therein.

         This opinion is being furnished to you pursuant to the filing of the Registration Statement and may not be relied upon by any other person or used for any other purpose, except as provided for in the preceding paragraph.

                                             Very truly yours,

                                             /s/ Cathy E. Chessin

                                             Cathy E. Chessin
                                             Senior Vice President,
                                             Corporate Counsel and Secretary

                                 EXHIBIT 23 (b)

                          CONSENT OF ERNST & YOUNG LLP

                         Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Long-Term Incentive Plan of Hibernia Corporation of our report dated January 16, 2002, with respect to the consolidated financial statements of Hibernia Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                             /s/ ERNST & YOUNG LLP



New Orleans, Louisiana
December 20, 2002

                                   EXHIBIT 24

                               POWERS OF ATTORNEY


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned Chairman of the Board of Directors of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of additional shares of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan, as authorized by resolutions adopted by the Board of Directors on January 29, 2002 and December 11, 2002 and
(b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 11th day of December 2002.



                                             /s/ Robert H. Boh
                                             Robert H. Boh
                                             Chairman of the Board of Directors
                                             HIBERNIA CORPORATION

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of additional shares of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan, as authorized by resolutions adopted by the Board of Directors on January 29, 2002 and December 11, 2002 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 11th day of December 2002.



                                                     /s/ E. R. "Bo" Campbell
                                                     E. R. "Bo" Campbell
                                                     Director
                                                     HIBERNIA CORPORATION

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of additional shares of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan, as authorized by resolutions adopted by the Board of Directors on January 29, 2002 and December 11, 2002 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 11th day of December 2002.



                                                     /s/ Paul Candies
                                                     Paul Candies
                                                     Director
                                                     HIBERNIA CORPORATION

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of additional shares of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan, as authorized by resolutions adopted by the Board of Directors on January 29, 2002 and December 11, 2002 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 11th day of December 2002.



                                                     /s/ Richard W. Freeman, Jr.
                                                     ---------------------------
                                                     Richard W. Freeman, Jr.
                                                     Director
                                                     HIBERNIA CORPORATION

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of additional shares of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan, as authorized by resolutions adopted by the Board of Directors on January 29, 2002 and December 11, 2002 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 11th day of December 2002.



                                                     /s/ Dick H. Hearin
                                                     Dick H. Hearin
                                                     Director
                                                     HIBERNIA CORPORATION

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of additional shares of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan, as authorized by resolutions adopted by the Board of Directors on January 29, 2002 and December 11, 2002 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 11th day of December 2002.



                                                     /s/ Robert T. Holleman
                                                     Robert T. Holleman
                                                     Director
                                                     HIBERNIA CORPORATION

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of additional shares of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan, as authorized by resolutions adopted by the Board of Directors on January 29, 2002 and December 11, 2002 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 11th day of December 2002.



                                                     /s/ Randall E. Howard
                                                     Randall E. Howard
                                                     Director
                                                     HIBERNIA CORPORATION

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of additional shares of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan, as authorized by resolutions adopted by the Board of Directors on January 29, 2002 and December 11, 2002 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 11th day of December 2002.



                                                     /s/ Elton R. King
                                                     Elton R. King
                                                     Director
                                                     HIBERNIA CORPORATION

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of additional shares of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan, as authorized by resolutions adopted by the Board of Directors on January 29, 2002 and December 11, 2002 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 11th day of December 2002.



                                                     /s/ Sidney W. Lassen
                                                     Sidney W. Lassen
                                                     Director
                                                     HIBERNIA CORPORATION

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), her true and lawful agents and attorneys-in-fact, for her and on her behalf and in her name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of additional shares of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan, as authorized by resolutions adopted by the Board of Directors on January 29, 2002 and December 11, 2002 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set her hand on this 11th day of December 2002.



                                                /s/ Janee "Gee" Mercadel-Tucker
                                                Janee "Gee" Mercadel-Tucker
                                                Director
                                                HIBERNIA CORPORATION

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of additional shares of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan, as authorized by resolutions adopted by the Board of Directors on January 29, 2002 and December 11, 2002 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 11th day of December 2002.



                                                     /s/ Donald J. Nalty
                                                     Donald J. Nalty
                                                     Director
                                                     HIBERNIA CORPORATION

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of additional shares of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan, as authorized by resolutions adopted by the Board of Directors on January 29, 2002 and December 11, 2002 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 11th day of December 2002.



                                                     /s/ Ray B. Nesbitt
                                                     Ray B. Nesbitt
                                                     Director
                                                     HIBERNIA CORPORATION

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of additional shares of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan, as authorized by resolutions adopted by the Board of Directors on January 29, 2002 and December 11, 2002 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 11th day of December 2002.



                                                     /s/ William C. O'Malley
                                                     William C. O'Malley
                                                     Director
                                                     HIBERNIA CORPORATION

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of additional shares of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan, as authorized by resolutions adopted by the Board of Directors on January 29, 2002 and December 11, 2002 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 11th day of December 2002.



                                                     /s/ Dr. James R. Peltier
                                                     ------------------------
                                                     Dr. James R. Peltier
                                                     Director
                                                     HIBERNIA CORPORATION

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of additional shares of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan, as authorized by resolutions adopted by the Board of Directors on January 29, 2002 and December 11, 2002 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 11th day of December 2002.



                                                     /s/ Robert T. Ratcliff
                                                     Robert T. Ratcliff
                                                     Director
                                                     HIBERNIA CORPORATION